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                                   EXHIBIT 21

                                  SBM COMPANY

                                   FORM 10-K

                               DECEMBER 31, 1994

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         Wholly-owned Subsidiaries
                of Registrant               State of Incorporation


         State Bond and Mortgage Life              Minnesota
         Insurance Company

         SBM Financial Services, Inc.              Minnesota

         SBM Certificate Company                   Minnesota

         SBM Certificate Company is a wholly-owned subsidiary of State Bond and
         Mortgage  Life   Insurance   Company  and  an  indirect   wholly-owned
         subsidiary of the Company.